Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Appoints Walter Littlejohn III as an Independent Member of Its Board of Directors

CHESTNUT RIDGE, NY – July 10, 2020 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable environmental management solutions, today announced the appointment of Walter Littlejohn III as an independent member of the Company's Board of Directors. Mr. Littlejohn has over 29 years experience in the travel industry and currently serves as Senior Vice President & Managing Director of Crystal River Cruises, a division of Genting Hong Kong Limited that offers luxury river cruise experiences in the heart of Europe.

Over the course of his distinguished career, Mr. Littlejohn has served in key executive roles for companies including Expedia and Carnival Cruise Lines, where his responsibilities ranged from brand marketing to revenue line and sales group management. At Expedia, he served as Senior Revenue Manager and North America Telesales manager where he was tasked with providing strategic direction in revenue development for cruise on the Expedia.com website as well as developing and optimizing B2C telesales strategies for eight global call centers that supported the Expedia Affiliate Network. As a Regional Sales Manager for Carnival Cruise Lines, he managed sales for a network of over 1,000 independent travel agents. Mr. Littlejohn graduated with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

“We are pleased to add Walter as an independent member of BioHiTech’s Board of Directors as we continue to strengthen the leadership of our company,” said Frank E. Celli, BioHiTech’s Chief Executive Officer. “Walter’s significant experience in the cruise and travel industry will provide us with valuable insight as we look to expand the presence of our environmentally friendly technology solutions in these markets. We look forward to working together with Walter to build value at BioHiTech for the benefit of our stockholders.”

Mr. Littlejohn added, “I am eager to accept this opportunity to join BioHiTech’s Board of Directors and work with this talented team of professionals. Together, we are on a mission to have a positive impact on the environment by delivering cost-effective technologies to solve problems in waste management, and now, virus disinfection. I believe that nowhere is the need for BioHiTech’s solutions more prevalent than in the hospitality industry and I look forward to lending my expertise in this area as well as providing management with long-term guidance to help BioHiTech deliver on its promising future.”

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.  Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment.  When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These statements are also based on many assumptions and estimates and are not guarantees of future performance. These statements are estimates, based on information available to management as of the date of this release, and are subject to further changes. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

Investors:
ir@biohitech.com